10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Health Care Fund
Security
Trans1 Inc.
Advisor
EIMCO
Transaction Date
10/16/07
Cost
$270,000
Offering Purchase
0.05%
Broker
Lehman Brothers
Underwriting Syndicate Members
Piper Jaffrey
Cowen and Company
Wachovia Securities


Fund
Utility & Telecommunications
Security
American Water Works
Advisor
EIMCO
Transaction Date
4/23/2008
Cost
$170,000
Offering Purchase
0.29%
Broker
Citigroup
Underwriting Syndicate Members
Citi
Bear Stearns & Co
Morgan Stanley
Wachovia Capital Markets, LLC

Fund
Utility & Telecommunications
Security
Range Resources
Advisor
EIMCO
Transaction Date
4/30/2008
Cost
$50,000
Offering Purchase
1.19%
Broker
J.P. Morgan
Underwriting Syndicate Members
JP Morgan Securities Inc
Credit Suisse
Deutsche Bank Securities
Banc of America Securities LLC

Fund
Utility & Telecommunications
Security
Nucor
Advisor
EIMCO
Transaction Date
5/23/2008
Cost
$50,000
Offering Purchase
0.200%
Broker
J.P Morgan
Underwriting Syndicate Members
Banc of America Securities
Citi
JP Morgan
Wachovia Securities

Fund
Utility & Telecommunications
Security
Williams Pipeline Partners L.P.
Advisor
EIMCO
Transaction Date
1/22/2008
Cost
$75,000
Offering Purchase
0.46%
Broker
Lehman Brothers
Underwriting Syndicate Members
Lehman Brothers
Citi
Merrill Lynch & Co
Wachovia Securities

Fund
Utility & Telecommunications
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction Date
3/19/2008
Cost
$75,000
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting Syndicate Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC